[Symetra Financial logo]		Symetra Life Insurance Company
					[Home Office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
					Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388]| www.symetra.com]

---------------------------------------------------------------------------------------------------------------
					[Symetra True Variable Annuity]

This is a legal Contract between the Owner(s) (referred to in the Contract as "you" and "your" and "Owner")
and Symetra Life Insurance Company (referred to in the Contract as "Symetra Life", "our", "us", and "we").
Symetra Life is a stock company with its Home Office in Bellevue, Washington.

The Contract is issued in consideration of the application and payment of the initial Purchase Payment.
Symetra Life will make Annuity Payments to the Payee (you or someone you choose), beginning on the Annuity
Date, or pay a death benefit to your Beneficiary(ies), subject to the terms of the Contract.  Symetra Life has executed and attested the Contract as of the Contract Date at our Home Office in Bellevue, Washington.

If you have questions, comments, or complaints, please contact Symetra Life at [1-800-796-3872].

                                                 IMPORTANT

YOU HAVE PURCHASED AN ANNUITY CONTRACT. CAREFULLY REVIEW IT FOR LIMITATIONS.

					     RIGHT TO EXAMINE
					     ----------------
YOU HAVE THE RIGHT TO EXAMINE THE CONTRACT. YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH
WHOM IT WAS PURCHASED, WITHIN TEN DAYS FROM THE DATE YOU RECEIVE IT.  IF THIS CONTRACT IS A REPLACEMENT OF
ANOTHER INSURANCE OR ANNUITY CONTRACT, YOU MAY RETURN THE CONTRACT TO US, OR THE INSURANCE PRODUCER THROUGH
WHOM IT WAS PURCHASED, WITHIN THIRTY DAYS FROM THE DATE YOU RECEIVED IT.  WHEN WE RECEIVE THE CONTRACT, WE
WILL REFUND THE CONTRACT VALUE PLUS ANY FEES OR CHARGES DEDUCTED UNDER THE CONTRACT.

                           INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                            NON-PARTICIPATING

VALUES AND BENEFITS BASED ON THE PERFORMANCE OF ANY SEPARATE ACCOUNT ASSETS ARE NOT GUARANTEED AND MAY INCREASE
OR DECREASE WITH INVESTMENT EXPERIENCE.

Signed for Symetra Life Insurance Company by:



[/s/Daniel R. Guilbert]					[/s/Thomas M. Marra]
[Daniel R. Guilbert]					[Thomas M. Marra]
[Executive Vice President]				President
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
===============================================================================
                               TABLE OF CONTENTS
===============================================================================

DEFINITIONS								4
THE ANNUITY CONTRACT							5
  ABOUT THE CONTRACT							5
  OWNER									5
  ANNUITANT								5
  BENEFICIARY								6
PURCHASE PAYMENTS							6
  PURCHASE PAYMENTS							6
  ALLOCATION OF PURCHASE PAYMENT					6
SUB-ACCOUNTS								6
  SUB-ACCOUNTS								6
  SUBSTITUTION OF SHARES						7
  ACCUMULATION UNITS							7
  NET INVESTMENT FACTOR							7
  CONTRACT VALUE							7
WITHDRAWALS								7
  WITHDRAWALS								7
  SURRENDERING THE CONTRACT						8
TRANSFERS								8
  TRANSFERS								8
  TRANSFER REQUESTS							8
  TRANSFER LIMITS							8
CHARGES									8
  DAILY CHARGES								8
  TRANSFER CHARGE							9
  REDEMPTION FEES							9
ANNUITY PAYMENTS							9
  ANNUITIZATION AGE							9
  INCOME PHASE								9
  PARTIAL ANNUITIZATION							9
  BASIC ANNUITY OPTIONS							9
  PREPAID ANNUITY OPTION						10

DEATH BENEFIT								12
  DEATH BENEFIT PROVISIONS						12
  DEATH BENEFIT								12
  DEATH BENEFIT PAYMENT AMOUNT						12
  DEATH OF ANNUITANT PRIOR TO THE ANNUITY DATE				12
  DEATH OF OWNER PRIOR TO THE ANNUITY DATE				12
  DEATH OF ANNUITANT ON OR AFTER THE ANNUITY DATE			12
  DEATH OF OWNER ON OR AFTER THE ANNUITY DATE				12
GENERAL PROVISIONS							13
  ASSIGNMENT								13
  COMMUNICATIONS							13
  CONFORMITY WITH INTERSTATE INSURANCE PRODUCT REGULATION 		13
    COMMISSION STANDARDS
  CONTRACT AMENDMENTS							13
  ENTIRE CONTRACT							13
  ESSENTIAL DATA							13
  EVIDENCE OF SURVIVAL							13
  INCOME OR OTHER TAXES							13
  INCONTESTABILITY							14
  JURISDICTION								14
  MINIMUM VALUES							14
  MISSTATEMENT OF AGE OR SEX						14
  NONPARTICIPATION							14
  REPORTS								14
  SEPARATE ACCOUNT							14
  SUSPENSION OF BENEFIT PAYMENTS, WITHDRAWALS, OR TRANSFERS		15
  TERMINATION OF CONTRACT						15
  VOTING RIGHTS								15
ANNUITY OPTIONS PURCHASE RATE TABLE					16

===============================================================================
                                   DEFINITIONS
===============================================================================

Accumulation Phase	The period between the Contract Date shown on the
			Contract Data Page and the Annuity Date.

Accumulation Unit	A measurement used to calculate the value of a Sub-
			account during the Accumulation Phase.

Administrative Office	The Symetra Life address, shown on the Contract Data
			Page, to which all applications, Purchase Payments, communications, general correspondence, and other transactional inquires should be mailed.

Annuitant		The natural person(s) on whose life/lives Annuity
			Payments are based. You are the Annuitant unless you designate someone else before the Annuity Date.

Annuity Date		The date Annuity Payments begin under an annuity
			option. Any reference to Annuity Date includes Income
			Payment Start Date.

Annuity Payments 	A series of periodic payments under the Contract that
			begins on the Annuity Date and continues for a specified period of time.

Beneficiary		The person(s) named by the Owner(s) to receive any
			benefits upon the death of the Owner(s) under this Contract.

Business Day		Any day on which the New York Stock Exchange ("NYSE")
			is open for trading. A Business Day generally ends at 4:00pm Eastern Standard Time or the closing of trading on the NYSE, if earlier.

Contract		This individual flexible premium deferred variable
			annuity.

Contract Anniversary	Any calendar year anniversary of the Contract Date.

Contract Date		The first date the Contract is in force and the date
			from which we measure the Contract Anniversaries. The
			Contract Date is shown on the Contract Data Page.

Contract Month		A month measured from the Contract Date or a monthly
			anniversary of that date.

Contract Value		The sum of the values of the Sub-accounts that have
			not been applied to provide Annuity Payments.

Contract Year		A 12-month period starting on the Contract Date or on
			an anniversary of that date.

General Account		All assets of Symetra Life other than those allocated
			to the Separate Account or any other Symetra Life separate account.

Good Order		An instruction that we receive that is accompanied by
			all necessary information and supporting legal documentation necessary to effect the transaction.

Income Payment Start 	The date Annuity Payments begin under the prepaid
Date			annuity option. The date will not be more than 60
			calendar days after the Maturity Date. If that date, or any anniversary of that date, is a non-Business
			Day, the Annuity Payment will be made on the next Business Day.

Income Phase		The period beginning on the Annuity Date during which
			the Payee receives Annuity Payments.

Internal Revenue Code 	The Internal Revenue Code of 1986, as amended
(the "Code")		or revised.

Maturity Date		The date specified by a Prepaid Annuity Portfolio as
			its liquidation date.
Owner			The person(s) or entity named on the Contract
			application. The Owner has all the ownership rights under this Contract. If there are joint Owners, the signatures of both Owners are needed to exercise rights under the Contract.

Payee			The person or persons designated by you to receive
			Annuity Payments.

Portfolio		A series of a registered open-end management
			investment company in which the corresponding Sub-account invests.

Prepaid Annuity 	A Portfolio in which a Prepaid Annuity Sub-account
Portfolio		invests.

Prepaid Annuity 	A Sub-account identified by us in which you must
Sub-account		be invested in order to choose the prepaid
			annuity option.

Purchase Payment	An amount paid to us under the Contract less any
			applicable taxes due at the time this payment is made.

Separate Account	Symetra Resource Variable Account B, a segregated
			asset account established under Washington law.

Standard Sub-account	A Sub-account that is not a Prepaid Annuity Sub-account.

Sub-account		A division of the Separate Account for which the
			Accumulation Units are separately maintained.  Each
			Sub-account invests exclusively in a particular
			Portfolio. All references to Sub-account include the Prepaid Annuity Sub-account.

Valuation Period	The period that starts at the close of regular trading
			on the NYSE on any Business Day and ends at the close of regular trading on the next succeeding
			Business Day.

===============================================================================
                           THE ANNUITY CONTRACT
===============================================================================

ABOUT THE CONTRACT	The Contract is an agreement between Symetra Life and
			you, the Owner, where we promise to pay the Payee an income in the form of Annuity Payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation
			Phase. Once you begin receiving Annuity Payments, your Contract is in the Income Phase.

OWNER			On the Contract Date, the Owner's(s) age must not
			exceed the maximum issue age as shown on the Contract Data Page. An Owner who is a non-natural Owner (for example, a corporation or a trust) may not name a joint Owner. Only two Owners are allowed per Contract.

			You may change the Owner by sending us a signed and dated request in Good Order. If you designate someone else as the Owner, that person must not have exceeded the maximum issue age as of the Contract Date. Any changes in Owner designation, unless otherwise specified by the Owner, shall take effect on the date the notice of change is signed by the Owner, subject to any payments made or actions taken by us prior to receipt of this notice.

ANNUITANT		The Annuitant(s) is/are the person(s) on whose
			life/lives Annuity Payments are based and is shown on the Contract Data Page. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not have exceeded the maximum issue age as of the Contract Date, and must not have exceeded the maximum annuitization age on the latest Annuity Date that is permitted, as shown on the Contract Data Page, when
			Annuity Payments begin. Only two Annuitants are allowed per Contract. Any changes in Annuitant designation shall take effect on the date the notice of change is signed, subject to any payments made or actions taken by us prior to receipt of this notice.

			An Owner who is a non-natural Owner (for example, a corporation or a trust) may not change the Annuitant.

BENEFICIARY		The Beneficiary receives any death benefit payable in
			accordance with the provisions of the Contract. You initially name your Beneficiary(ies) on the application.

			You may change your Beneficiary designation at any time by sending us a signed and dated request in Good Order. If a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. Unless you specify otherwise, a change in Beneficiary designation is effective as of the date you signed the request of change, subject to any payments made or actions we may take prior to receipt of the request. A new Beneficiary designation revokes any prior designation. We are not responsible for the validity of any Beneficiary designation.

===============================================================================
                                PURCHASE PAYMENTS
===============================================================================

PURCHASE PAYMENTS	You purchased the Contract with the initial Purchase
			Payment you paid, and the Contract became effective on the Contract Date as shown on the Contract Data Page.
			The initial Purchase Payment is shown on the Contract
			Data Page. During the Accumulation Phase, you may make additional Purchase Payments at any time. The minimum dollar amounts are shown on the Contract Data Page.
			If you stop making Purchase Payments, all benefits under this Contract continue until the Contract Value is completely withdrawn.

			We reserve the right to reject any application by an Owner or Annuitant who is ineligible for the Contract, any incomplete application or any Purchase Payment that:
				-	exceeds the maximum amount shown on
					the Contract Data Page;
				-	aggregated with previous Purchase
					Payments exceeds the maximum Purchase
					Payment shown on the Contract Data
					Page;
				-	is not in Good Order; or
				-	is otherwise contrary to law for
					Symetra Life to accept.

			All Purchase Payments must be in lawful currency of the United States and be submitted to our Administrative Office, or in a manner agreed to by us. Each Purchase Payment is subject to acceptance and approval by Symetra Life.

ALLOCATION OF 		On the Contract Date, the initial Purchase Payment,
PURCHASE PAYMENT	less any applicable taxes, will be allocated
	  		among Sub-accounts according to your instructions on the application. Unless you tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment
			(unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

			Once we receive the initial Purchase Payment, the allocation to the Sub-accounts is effective and valued as of the Business Day we receive your request in Good Order. All subsequent Purchase Payments and transfers are allocated and valued in the same manner.

===============================================================================
                                 SUB-ACCOUNTS
===============================================================================

SUB-ACCOUNTS		Purchase Payments and transfers may be allocated to
			the Sub-accounts available under this Contract. We reserve the right to add, combine, restrict, or remove any Sub-accounts available under this Contract.

			Any Sub-account that may be added by us as an investment option under your Contract may, pursuant to the investment objective of the corresponding Portfolio, have periods during which investing may be restricted, have a Maturity Date, and automatically liquidate.

			The investment performance of a Sub-account may be positive or negative.


SUBSTITUTION OF 	If any shares of the Sub-accounts are no
SHARES			longer available, or if in our view no longer meet
	  		the purpose of the Contract, it may be necessary to substitute shares of another Sub-account. We will seek prior approval of the Securities and Exchange
			Commission (SEC) to the extent required by law and give you notice before doing this.

ACCUMULATION UNITS	When Purchase Payments or transfers are made into a
			Sub-account, we credit the Contract with Accumulation
			Units. When a withdrawal or transfer of money from a Sub-account is made, Accumulation Units are liquidated.
			In either case, the increase or decrease in the number of Accumulation Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation Unit.

			We calculate the value of an Accumulation Unit for each Sub-account at the time the NYSE closes each day, which is generally 4:00pm Eastern Standard Time. We take the prior Business day's Accumulation Unit value and multiply it by the net investment factor for the current Business day.

NET INVESTMENT FACTOR	The net investment factor is used to measure the
			daily change in the Accumulation Unit value for each
			Sub-account.  The net investment factor for any Sub-
			account for any Valuation Period is determined by
			dividing (1) by (2) and subtracting (3) where:
				1)	is the net asset value per share of
					the applicable Portfolio held in the
					Sub-account determined as of the end
					of the current Valuation Period plus
					the per share amount of any dividend or
					capital gain distributions made by the
					Portfolio on shares held in the Sub-
					account if the ex-dividend date occurs
					during the current Valuation Period;
				2)	is the net asset value per share of
					the Portfolio held in the Sub-account
					determined at the end of the prior
					Valuation Period;
				3)	is a daily factor representing the
					mortality and expense risk charge and
					Sub-account fund facilitation fee and
					any taxes, or amounts set aside as a
					reserve for taxes attributable to the
					applicable Contracts, expressed as a
					percentage of the total net assets
					of the Sub-account adjusted for the
					number of days in the Valuation
					Period.

			The Accumulation Unit value will usually go up or down from Business Day to Business Day.

CONTRACT VALUE		The Contract Value is the sum of the value of the
			Sub-accounts attributable to you. We calculate this by:
				- 	adding all Purchase Payments invested
					on your behalf;
				- 	subtracting charges;
				- 	subtracting the withdrawals that have
					been made;
				- 	adjusting for each Sub-account's gain
					or loss;
				- 	subtracting the amounts withdrawn for
					an annuity option; and
				- 	subtracting the amounts withdrawn to
					pay death benefits.

===============================================================================
                                WITHDRAWALS
===============================================================================

WITHDRAWALS		At or prior to the commencement of the Income Phase,
			you may withdraw all or part of your Contract Value by sending a request to our Administrative Office. If you withdraw all of your Contract Value, all benefits under the Contract will terminate.

			A withdrawal request that would reduce any Sub-account below the minimum amount shown on the Contract Data Page will be treated as a request for a withdrawal of all of that Sub-account value.

			If a withdrawal would reduce the Contract Value below the minimum shown on the Contract Data Page, we will consider that a withdrawal of your entire Contract Value and terminate your Contract.

			Negative investment performance alone will not cause a forced withdrawal.

			Withdrawals are first deducted pro-rata from your Contract Value invested in the Standard Sub-accounts. If the amount is not sufficient to cover the withdrawal request, we will take the remaining amount from your Contract Value invested in the Prepaid Annuity Sub-accounts on a pro-rata basis.

			Once we receive your request, withdrawals from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

			You may request repetitive withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form(s).

SURRENDERING THE 	At or before the Annuity Date, you can request
CONTRACT		a full surrender of your Contract Value that
	  		has not been annuitized. For a surrender to be effective, we must receive your written request at our Administrative Office. All benefits, except any Annuity Payments being paid to you will terminate as of the date we receive your surrender request in Good
			Order. Your surrender value will be equal to your Contract Value which has not been annuitized. We will determine your surrender value as of the Business Day we receive your request in Good Order and make payment to you within seven calendar days.

===============================================================================
                                 TRANSFERS
===============================================================================

TRANSFERS		During the Accumulation Phase, you may make transfers
			among the Sub-accounts. The minimum transfer amount that can be transferred is shown on your Contract Data
			Page. In each Contract Year, a specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on your Contract Data Page. If any transfer reduces the remaining balance in your Sub-account to less than the amount shown on your Contract Data Page, the entire balance of that Sub-account will be transferred.

			Transfers from the Sub-accounts will be effective as of the Business Day your request is received in Good Order.

TRANSFER REQUESTS	We will accept transfer requests by signed written
			instruction or at our discretion, by telephone, or if
			available, electronically by the Internet. Each
			transfer must identify:
				-	the Contract number;
				-	the amount of the transfer; and
				-	the Sub-accounts affected.

			We will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at Symetra Life.

TRANSFER LIMITS		We reserve the right, at any time, to terminate,
			suspend, or modify transfer privileges or block one or more trades pursuant to our policies and administrative procedures.

===============================================================================
                                  CHARGES
===============================================================================
The following charges may apply to your Contract:

DAILY CHARGES

	MORTALITY AND 	The mortality and expense risk charge is equal,
	EXPENSE RISK 	on an annual basis, to a percentage of the average daily
	CHARGE		net assets of each Sub-account. The percentage
	   		is shown on the Contract Data Page.

	SUB-ACCOUNT 	The Sub-account fund facilitation fee is equal,
	FUND 		on an annual basis, to a percentage of the average
	FACILITATION 	daily net assets invested in each of the Sub-account(s)
	FEE		specified on the Contract Data Page. The percentage
	    		is shown on the Contract Data Page.

TRANSFER CHARGE		The transfer charge is assessed for each transfer in
			excess of the number of free transfers allowed in a Contract Year. The transfer charge is deducted pro-rata from the Sub-accounts that you transfer your funds from. If you transfer the entire balance from a Sub-account, the transfer charge is deducted from the amount transferred. The transfer charge and the number of free transfers are shown on the Contract
			Data Page.

			Systematic transfers authorized by us as a part of an investment strategy do not count against your free transfers.

REDEMPTION FEES		Portfolios may have their own market timing policies
			and procedures and impose redemption fees for short-
			term investments in the Portfolios.  We have the right
			to deduct those redemption fees from the Contract
			Value.
===============================================================================
                              ANNUITY PAYMENTS
===============================================================================


ANNUITIZATION AGE	Generally, you must choose to receive a lump sum or
			start the Income Phase for your entire Contract Value no later than the annuitization age shown on the Contract Data Page. We will send notice to you prior to the annuitization age and request that you verify all of the information we have on file. At this time, you may request a different annuitization age, subject to the maximum annuitization age shown on the Contract
			Data Page. Any extension of the annuitization age is subject to our approval.

INCOME PHASE		Switching to the Income Phase is irrevocable. Once
			Annuity Payments begin, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, make withdrawals, change or add an Annuitant, or change the annuity option.

PARTIAL ANNUITIZATION	You may choose to apply a portion of the Contract
			Value to an annuity option. In this situation, the Contract Value will be divided into two parts. The non-annuitized portion would remain in the Accumulation Phase, while the annuitized portion would be moved to the Income Phase. The amount of the Contract Value applied to an annuity option will be treated as a withdrawal and reduce the death benefit amount paid.

BASIC ANNUITY OPTIONS	Under the basic annuity options, during the Income
			Phase the Payee receives monthly, quarterly, semi-annual or annual Annuity Payments beginning on the Annuity Date. You may start the Income Phase anytime.
			To start the Income Phase, you must notify us in writing at least 30 days prior to the date that Annuity Payments are to begin. Annuity Payments will be made under one of the annuity options described in this Contact or another annuity option that you request and that we agree to provide. If your Contract Value is equal to or less than $2,000, or insufficient to provide a payment of $20 a month, then we may pay you in a lump sum. We reserve the right to change the payment frequency if payment amounts would be less than the minimum Annuity Payment amount shown on the Contract Data Page.

	Annuity 	Annuity Payments will be made on a fixed basis.
	Payments	The dollar amount of each Annuity Payment will not
	  		change with investment performance. Annuity Payments will be determined by dividing your Contract Value that has been annuitized by the amount shown on the Annuity Options Purchase Rate Table of this Contract, or the current rates at that time if more favorable to you, for your age, sex (if applicable), and annuity option selected. If premium taxes are required, by state law these taxes are withdrawn before Annuity
			Payments are calculated. Any net amount you convert to an annuity option will be held in our General Account.

			Annuity benefits at the time of their commencement will not be less than those that would be provided by the application of the cash surrender value to purchase a single consideration immediate annuity contract at purchase rates offered by the company at the time to the same class of annuitants

			The following basic annuity options are available:

	Life Annuity 	The Payee receives Annuity Payments as long as the
			Annuitant is living. Annuity Payments stop when the Annuitant dies.

	Life Annuity 	The Payee receives Annuity Payments for the
	with Guaranteed longer of the Annuitant's life or a guaranteed period
	Period	  	as selected by you and agreed to by us. If the
			Annuitant dies before the end of the guaranteed period, the remaining payments due during the guaranteed period will be made to the Payee designated by the Owner.
			Annuity Payments stop the later of the date the Annuitant dies or the date the guaranteed period ends.

	Joint and 	The Payee receives Annuity Payments as long as either
	Survivor Life 	Annuitant is living. After either Annuitant dies,
	Annuity	  	the Payee receives a specified percentage of each
			Annuity Payment as long as the other Annuitant is living. You name the joint Annuitant and payment percentages at the time you elect this option. Annuity
			Payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.

	Joint and 	The Payee receives Annuity Payments as long as either
	Survivor Life 	Annuitant is living. The full Annuity Payment will be
	Annuity with 	paid until the later of the end of the guaranteed
	Guaranteed 	period and the first death of either the Annuitant or
	Period	    	joint Annuitant.  If either the Annuitant or joint
			Annuitant is alive when the guaranteed period ends, a percentage of the payment amount will continue to be paid to the Payee. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. The guaranteed period is selected by you and agreed to by us. Annuity Payments stop the later of the date the Annuitant or joint Annuitant dies or the date the guaranteed period ends.

	Period Certain 	The Payee receives Annuity Payments for a guaranteed
			period as selected by you and agreed to by us. This guaranteed period may not exceed the Annuitant's life expectancy. This option does not guarantee payments for the rest of the Annuitant's life. Annuity payments stop at the end of the guaranteed period.

	Default Annuity If you do not choose a basic annuity option
	Option	 	at least 30 days before the latest Annuity Date
			allowed under the Contract, we will make Annuity Payments under the Life Annuity with Guaranteed Period annuity option. The guaranteed period will be equal to 10 years, unless a shorter period is otherwise required under the Code.

PREPAID ANNUITY OPTION	The prepaid annuity option is a life annuity that
			provides guaranteed annual lifetime Annuity Payments beginning on the Income Payment Start Date. We guarantee that each Accumulation Unit of a Prepaid Annuity Sub-account will purchase one dollar ($1) of annual lifetime Annuity Payments beginning on the Income Payment Start Date.

			This annuity option will be available to you only if;
				-	on the Maturity Date you are invested
					in a Prepaid Annuity Sub-account and
					your birth year is in the birth year
					range for that corresponding Portfolio;
				-	you elect to begin payments under the
					prepaid annuity option prior to the
					Maturity Date; and
				-	you are alive on the Maturity Date.

			If the Contract is owned by joint Owners, you must designate one of the Owners as the life upon which Annuity Payments under this option will be based. The designated Owner's birth year must fall within the Portfolio's birth year range and the guaranteed income will be based on that Owner's life. For purposes of this annuity option, you are the Annuitant and you cannot designate someone else as the Annuitant, unless your Contract is owned by a non-natural person. If this Contract is owned by a non-natural person, the Annuitant's birth year must fall within the Portfolio's birth year range, and the guaranteed income will be based on the Annuitant's life

			You may allocate your Contract Value, or a portion of your Contract Value, to the available Prepaid Annuity Sub-accounts at any time prior to the Maturity Date. Prior to the Maturity Date of a Prepaid Annuity Sub-account, amounts allocated to the Prepaid Annuity Sub-accounts may be withdrawn or transferred. Any withdrawals or transfers of Accumulation Units from a Prepaid Annuity Sub-account will be calculated in accordance with the "Accumulation Units" section of the Contract. Any withdrawal or transfer from the Prepaid Annuity Sub-accounts will reduce the number of Accumulation Units and thus, reduce the Annuity Payment. Additionally, allocations or transfers to the Prepaid Annuity Sub-accounts will increase the number of Accumulation Units and will increase the Annuity Payment.

	MATURITY DATE	The Owner will receive written notification prior to
			the Maturity Date. If our then current or guaranteed life annuity option would provide higher annual Annuity
			Payments on the Income Payment Start Date than the annual Annuity Payment for the prepaid annuity option, we will provide that information to you in writing.

			Upon receipt of the written notification, the Owner
			must instruct us to:
				-	apply the entire value invested in the
					Prepaid Annuity Sub-account
					corresponding to the maturing
					Prepaid Annuity Portfolio to
					the prepaid annuity option; or
				-	transfer the entire Contract Value
					invested in the Prepaid Annuity
					Sub-account corresponding to the
					maturing Prepaid Annuity Portfolio
					to any other Sub-accounts available
					under the Contract.

			If we do not receive instructions in Good Order, the Contract Value invested in the Prepaid Annuity Sub Account will be transferred to the money market Sub-account.

	PROOF OF AGE	We will require proof that any Owner's birth year is
			within the birth year range of the particular
			Prepaid Annuity Sub-account's corresponding Prepaid
			Annuity Portfolio before making payments under the
			prepaid annuity option.  If it is not consistent, the
			prepaid annuity option Annuity Payment guarantee will
			not apply and the Owner must:
				-	transfer the entire Contract Value
					invested in the Prepaid Annuity
					Sub-account corresponding to the
					maturing Prepaid Annuity Portfolio
					to a Prepaid Annuity Sub-account
					appropriate for the Owner's age; or
				-	transfer the entire Contract Value
					invested in the Prepaid Annuity Sub-
					account corresponding to the
					maturing Prepaid Annuity Portfolio
					to any other Standard Sub-account
					offered under the Contract.

			If you transfer the entire Contract Value invested in the maturing Prepaid Annuity Sub-account to any other standard Sub-account the basic annuity options are still available to you if you choose to annuitize all or a portion of your Contract Value. If we do not receive instructions in Good Order, the Contract Value invested in the Prepaid Annuity Sub Account will be transferred to the money market Sub-account.

	AVAILABILITY 	If any of the above conditions are not met, the
			prepaid annuity option will not be available to you.
			The basic annuity options may still apply and be available to you.

===============================================================================
                                  DEATH BENEFIT
===============================================================================

DEATH BENEFIT 		The Death Benefit provisions and the Contract shall in
PROVISIONS		all events be construed in a manner consistent with
			Section 72(s) of the Code.

DEATH BENEFIT		A death benefit will become payable when we receive
			proof of death in Good Order at our Administrative
			Office. Proof of death in Good Order is a certified copy of a death certificate plus written direction from at least one eligible recipient of the death benefit proceeds regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

			The death benefit shall be paid as:
				-	a lump sum payment or a series of
					withdrawals that are completed within
					five years of the date of death; or
				-	Annuity Payments made over a person's
					life or life expectancy. The life
					expectancy election must be made within
					60 days from our receipt of proof of
					death. Annuity Payments must begin
					within one year from the date of death.
					Once Annuity Payments begin, they
					cannot be changed.

			If a person entitled to receive a death benefit dies before the entire death benefit is distributed, we will pay the remaining death benefit to that person's named Beneficiary or, if none, to that person's estate.

DEATH BENEFIT 		The death benefit amount is your Contract Value, as of
PAYMENT AMOUNT		the date it is paid. Your Contract Value will be
			subject to investment performance and applicable charges until the date the death benefit is paid.

DEATH OF ANNUITANT 	If the Annuitant is not an Owner and the Annuitant dies
PRIOR TO THE 		before the Annuity Date, you must designate a new
ANNUITY DATE		Annuitant. If no designation is made within 30 days
			after we are notified of the Annuitant's death, the oldest Owner named on the application will become the Annuitant.

			If the Contract is owned by a non-natural Owner, the death of the Annuitant will be treated as the death of the Owner. We will pay a death benefit equal to the Contract Value to the:
				-	surviving primary Beneficiary(ies); or
					if none, then
				-	surviving contingent Beneficiary(ies);
					or if none, then
				-	the non-natural Owner.

DEATH OF OWNER 		If any Owner dies before the Annuity Date, we will pay
PRIOR TO THE 		a death benefit equal to the Contract Value
ANNUITY DATE		to the:

				-	surviving Owner; or if none, then
				-	surviving primary Beneficiary(ies); or
					if none, then
				-	surviving contingent Beneficiary(ies);
					or if none, then
				-	the estate of the last Owner to die.

			If the Beneficiary is the Owner's spouse, the spouse has the option to continue the Contract and will then be the Owner of the Contract.


DEATH OF ANNUITANT 	If the Annuitant is not the Owner and dies after the
ON OR AFTER THE 	Annuity Date, then we will continue paying any remaining
ANNUITY DATE	        Annuity Payments to the Payee designated by the Owner.

DEATH OF OWNER ON OR 	If the Owner dies after the Annuity Date, then any
AFTER THE ANNUITY DATE	benefit amounts paid after the death of the Owner will
			depend on which annuity option was selected. If the
			Owner dies while Annuity Payments are being paid under
			an option based on a life, we will pay any remaining
			Annuity Payments in accordance with that option. We
			will pay remaining Annuity Payments at least as
			rapidly as under the annuity option then in effect.
			The person or entity with the right to receive the
			death benefit or change the Payee for remaining Annuity
			Payments is determined as follows:
				-	the surviving Owner or joint Owner; or
					if none, then
				-	the surviving primary Beneficiary(ies);
					or if none, then
				-	the surviving contingent
					Beneficiary(ies); or if none, then
				-	the estate of the last Owner to die.

===============================================================================
                              GENERAL PROVISIONS
===============================================================================

ASSIGNMENT 		Unless restricted by applicable law, you may assign or
			otherwise transfer your rights under the Contract by sending us a signed and dated request. Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change, subject to any payments made or actions we may take prior to receipt of the notice. We are not responsible or liable for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.

COMMUNICATIONS		All written communications to you will be addressed to
			you at your last known address on file with Symetra
			Life. All written communications to Symetra Life must be submitted to us at our Administrative Office.

CONFORMITY WITH 	The Contract was approved under the authority of the
INTERSTATE INSURANCE 	Interstate Insurance Product Regulation Commission and
PRODUCT REGULATION 	issued under the Interstate Insurance Product Regulation
COMMISSION STANDARDS	Commission standards. Any provision of the Contract
			that on the provision's effective date is in conflict with Interstate Insurance Product Regulation Commission standards for this product type is hereby amended to conform to the Interstate Insurance Product Regulation
			Commission standards for this product type as of the provision's effective date.

CONTRACT AMENDMENTS	We may unilaterally amend the provisions of the
			Contract as required to conform to any law that affects the Contract. Only an authorized officer of Symetra Life may change the Contract. Any change must be in writing. We reserve the right to change the provisions of the Contract to conform to changes in any applicable provisions or requirements of the Code.

ENTIRE CONTRACT 	The Contract, Contract Data Page, and application, as
			may be amended, and any riders, rider data pages, and endorsements are the entire Contract. All statements made by the applicant for the issuance of the Contract shall, in the absence of fraud, be deemed representations and not warranties.

ESSENTIAL DATA		You and each person entitled to receive benefits under
			the Contract must provide us with any information we need to administer the Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL	When any payments under the Contract depend upon any
			person(s) being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

INCOME OR OTHER TAXES	Currently we do not pay income or other taxes on your
			Contract. If we ever incur such taxes, we reserve the right to deduct them from your Contract Value.

	Additional 	The Contract is subject to requirements found in the
	Tax Information	Code.  It is intended that the Contract be treated
	 		as an "annuity contract" for federal income tax purposes. Symetra Life will interpret and administer all sections of the Contract in accordance with
			Section 72(s) of the Code. Symetra Life reserves the right to amend this Contract to comply with requirements set out in the Code and regulations and rulings thereunder.

INCONTESTABILITY	The Contract and any rider(s) or endorsement(s)
			attached to the Contract are incontestable as to the material facts of the application for the Contract and to the representations of the Owner after such Contract has been in force during the lifetime of the Owner for two years from the Contract Date.

			Coverage may be contested on a statement contained in an application made a part of the Contract except on the basis of age and sex. The statement on which the contest is based shall be material to the risk accepted or the hazard assumed by us.

JURISDICTION		In the event of a dispute, the laws of the jurisdiction
			in which the Contract is delivered will apply.

MINIMUM VALUES		The surrender value, the paid-up annuity, and the
			death benefit that may be available will not be less than the minimum that is required by Section 7 of the National Association of Insurance Commissioners
			Standard Nonforfeiture Law for the Model Variable
			Annuity Regulation, model #250.

MISSTATEMENT OF AGE 	We may require satisfactory proof of age or sex
OR SEX	 		at any time.  If Annuity Payments are based on life or
			life expectancy and the age or sex of any Annuitant has been misstated, Annuity Payments will be recalculated based on the corrected information.
			Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will credit interest on underpayments at a rate of 0.1% and charge interest on overpayments at a rate of 0.0%.

NONPARTICIPATION	The Contract is nonparticipating, which means it will
			not share in any distribution of profits, losses, or surplus of Symetra Life.

REPORTS			At least annually, or more often as required by law,
			during the Accumulation Phase we will furnish you a report showing the beginning and ending dates of the current report period, the Contract Value, death benefit, and any transactions. Each report will show information as of a date not more than four months prior to the mailing date. The Owner may request additional reports.

SEPARATE ACCOUNT 	The Separate Account holds the assets that underlie
			the Purchase Payments invested in the Sub-accounts, including Contract Values. The assets in the Separate
			Account are the property of Symetra Life. However, assets in the Separate Account equal to the reserves and that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses from assets allocated to the Separate Account are credited to or charged against the Separate Account, without regard to other income, gains or losses of Symetra
			Life.

			Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of the SEC and applicable state insurance departments. We will notify you of any changes in writing. These changes include, among others, the right to:

				-	transfer assets supporting the
					Contracts from one Sub-account to
					another or from the Separate Account
					to another separate account;
				-	combine the Separate Account with other
					separate accounts, and/or create new
					separate accounts;
				-	deregister the Separate Account, or
					operate the Separate Account as a
					management investment company, or as
					any other form permitted by law;
				-	manage the Separate Account under the
					direction of a committee at any time;
				-	make any changes required by applicable
					law or regulation; and
				-	modify the provisions of the Contract
					to reflect changes to the Sub-accounts
					and the Separate Account and to comply
					with applicable law.

			Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.

SUSPENSION OF BENEFIT 	We may be required to suspend or postpone payment
PAYMENTS, WITHDRAWALS, 	of withdrawals, transfers, and benefits from the
OR TRANSFERS 		Sub-accounts for any period of time when:

				- the NYSE is closed (other than customary
				  weekend or holiday closings);
				- trading on the NYSE is restricted;
				- an SEC-declared emergency exists such that
				  disposal of or determination of the value of the Sub-account shares is not reasonably practicable; or
				- the SEC, by order, so permits for your
				  protection.

TERMINATION OF 		The Contract will terminate when we have completed all
CONTRACT		our duties and obligations under the Contract.


VOTING RIGHTS		Symetra Life is the legal Owner of the Portfolios'
			shares. When a Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. You, or the Beneficiary of a deceased Owner's account, will have the right to give voting instructions and we will vote in accordance with the instructions we receive from you. We vote Portfolio shares for which no timely instructions are received in proportion to the voting instructions that are received with respect to that Portfolio. For this reason, a small number of voting instructions may control the outcome of a vote. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                    ANNUITY OPTIONS PURCHASE RATE TABLE
===============================================================================

[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table. Annuity improvement scale G is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 1.00%.


            Consideration Required to Purchase $1 of Monthly Annuity*
 	Life Annuity No		Life Annuity		Life Annuity 10 	100% Joint & Survivor**
 	Period Certain		5 Yrs Certain		Yrs Certain			5 Years	 10 Years
										Life	Certain	 Certain
Age	Male	Female		Male	Female		Male	Female	       Annuity	and Life and Life
---------------------------------------------------------------------------------------------------------
60	315.82	346.61		316.36	346.91		318.23	347.95		384.71	384.71	384.75
61	307.09	337.79		307.68	338.12		309.75	339.26		376.03	376.03	376.08
62	298.34	328.92		298.98	329.28		301.28	330.54		367.28	367.28	367.34
63	289.55	320.01		290.26	320.41		292.83	321.79		358.45	358.46	358.53
64	280.76	311.06		281.54	311.50		284.42	313.02		349.57	349.57	349.66
65	271.96	302.07		272.83	302.56		276.07	304.24		340.61	340.62	340.73
66	263.18	293.06		264.15	293.59		267.78	295.46		331.61	331.62	331.75
67	254.42	284.01		255.52	284.60		259.59	286.68		322.54	322.56	322.72
68	245.70	274.94		246.95	275.58		251.50	277.92		313.43	313.45	313.66
69	237.06	265.84		238.48	266.56		243.55	269.20		304.29	304.31	304.57
70	228.54	256.73		230.14	257.52		235.76	260.51		295.11	295.14	295.46
71	220.14	247.60		221.93	248.49		228.13	251.89		285.91	285.95	286.35
72	211.87	238.47		213.87	239.48		220.68	243.34		276.70	276.75	277.25
73	203.75	229.36		205.95	230.52		213.42	234.89		267.49	267.55	268.17
74	195.74	220.31		198.16	221.64		206.34	226.58		258.28	258.36	259.13
75	187.83	211.34		190.50	212.86		199.44	218.43		249.10	249.20	250.15
76	180.04	202.47		182.98	204.20		192.74	210.47		239.95	240.07	241.24
77	172.37	193.72		175.60	195.68		186.25	202.70		230.85	231.00	232.42
78	164.84	185.11		168.38	187.31		179.97	195.16		221.81	222.00	223.72
79	157.45	176.60		161.33	179.08		173.92	187.85		212.83	213.06	215.15
80	150.20	168.22		154.46	171.01		168.13	180.79		203.92	204.20	206.73
81	143.11	159.97		147.77	163.10		157.36	167.58		186.36	186.78	190.50
83	129.39	143.93		134.95	147.88		152.41	161.47		177.74	178.26	182.75
84	122.78	136.17		128.84	140.59		147.76	155.73		169.24	169.87	175.28
85	116.32	128.59		122.93	133.56		143.40	150.34		160.87	161.65	168.11
86	110.02	121.21		117.25	126.80		139.32	145.30		152.65	153.60	161.26
87	103.87	114.04		111.80	120.34		135.52	140.61		144.58	145.76	154.73
88	97.87	107.09		106.60	114.20		131.97	136.24		136.68	138.13	148.53
89	92.12	100.45		101.68	108.42		128.71	132.22		129.01	130.79	142.72
90	86.62	94.14		97.04	102.99		125.76	128.60		121.59	123.72	137.35
91	81.36	88.15		92.65	97.88		123.17	125.40		114.40	116.93	132.50
92	76.34	82.46		88.46	93.04		120.95	122.68		107.45	110.37	128.25
93	71.53	77.05		84.43	88.40		119.15	120.45		100.69	104.01	124.69
94	66.78	71.76		80.52	83.92		117.73	118.69		94.00	97.79	121.79
95	62.04	66.51		76.78	79.65		116.63	117.32		87.36	91.77	119.49
96	57.25	61.25		73.30	75.65		115.81	116.29		80.72	86.03	117.74
97	52.36	55.88		70.14	72.04		115.22	115.54		74.05	80.68	116.44
98	47.34	50.37		67.43	68.92		114.82	115.01		67.38	75.90	115.54
99	42.66	45.27		65.24	66.41		114.56	114.68		61.15	71.92	114.96
100	38.36	40.60		63.51	64.42		114.41	114.47		55.40	68.66	114.61
101	34.50	36.45		62.15	62.86		114.33	114.36		50.21	66.03	114.42
*	The consideration shown refers to the net value of the Contract used to purchase a fixed
	annuity after any applicable taxes or charges are deducted.  For example, if the Annuitant
	is a 65-year old male, a life annuity that provides a guaranteed monthly income of $1,000 will
	cost $271,960.
**	Annuitant and joint Annuitant are assumed to be the same age.]

===============================================================================
                     ANNUITY OPTIONS PURCHASE RATE TABLE
===============================================================================

[The rates in the Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table blended
20% Male and 80% Female. Annuity improvement scale G blended 20% Male and 80% Female is used to project mortality using a generational approach with an initial projection of 40 years. The effective interest rate assumed in the Annuity Purchase Rate Table is 1.00%.

             Consideration Required to Purchase $1 of Monthly Annuity

				100% Joint & Survivor
<s>		<c>		<c>		<c>		<c>		<c>		<c>					Life		Life
				Annuity		Annuity				5 Years		10 Years
Age of		Life		5 Years		10 Years	Life		Certain &	Certain &
Annuitant	Annuity		Certain		Certain		Annuity		Life		Life
------------------------------------------------------------------------------------------------------
55		383.93		384.15		384.91		432.45		432.45		432.46
56		375.37		375.61		376.44		424.20		424.20		424.21
57		366.76		367.03		367.93		415.87		415.87		415.89
58		358.10		358.39		359.39		407.46		407.46		407.48
59		349.40		349.71		350.80		398.98		398.98		399.00
60		340.63		340.98		342.18		390.41		390.41		390.44
61		331.82		332.20		333.52		381.77		381.77		381.81
62		322.97		323.38		324.84		373.05		373.05		373.10
63		314.08		314.53		316.13		364.26		364.26		364.31
64		305.15		305.65		307.42		355.40		355.40		355.46
65		296.19		296.75		298.71		346.47		346.47		346.55
66		287.22		287.83		290.02		337.47		337.48		337.57
67		278.22		278.90		281.34		328.41		328.42		328.54
68		269.21		269.97		272.70		319.30		319.31		319.46
69		260.20		261.04		264.11		310.13		310.15		310.33
70		251.19		252.13		255.59		300.91		300.93		301.17
71		242.19		243.24		247.15		291.66		291.68		291.98
72		233.22		234.41		238.81		282.37		282.40		282.77
73		224.29		225.63		230.58		273.05		273.10		273.57
74		215.42		216.96		222.51		263.73		263.79		264.38
75		206.65		208.39		214.60		254.42		254.50		255.24
76		197.99		199.95		206.88		245.14		245.23		246.15
77		189.45		191.65		199.36		235.89		236.01		237.14
78		181.06		183.51		192.07		226.69		226.84		228.23
79		172.77		175.52		185.01		217.54		217.72		219.44
80		164.62		167.68		178.21		208.45		208.67		210.78
81		156.60		160.02		171.69		199.42		191.79		202.29
82		148.74		152.55		165.49		190.48		190.83		194.01
83		141.03		145.28		159.62		181.65		182.08		185.98
84		133.50		138.23		154.09		172.92		173.45		178.22
85		126.14		131.42		148.91		164.33		164.99		170.77
86		118.98		124.88		144.07		155.88		156.70		163.63
87		112.01		118.62		139.56		147.58		148.61		156.82
88		105.25		112.66		135.35		139.45		140.75		150.34
89		98.79		107.06		131.49		131.57		133.18		144.26
90		92.63		101.79		128.01		123.94		125.89		138.64
91		86.79		96.82		124.93		116.56		118.88		133.56
92		81.24		92.11		122.31		109.42		112.12		129.10
93		75.95		87.59		120.18		102.49		105.57		125.34
94		70.76		83.22		118.48		95.65		99.18		122.29
95		65.61		79.06		117.17		88.85		92.98		119.86
96		60.45		75.17		116.18		82.07		87.06		117.99
97		55.17		71.64		115.47		75.26		81.55		116.62
98		49.75		68.60		114.97		68.45		76.61		115.65
99		44.74		66.17		114.65		62.09		72.50		115.03
100		40.14		64.23		114.46		56.23		69.12		114.65
101		36.05		62.71		114.35		50.96		66.39		114.44
*	The consideration shown refers to the net value of the Contract used to purchase a fixed
	annuity after any applicable taxes or charges are deducted. For example, if the Annuitant
	is a 65-year old, a life annuity that provides a guaranteed monthly income of $1,000 will
	cost $296,190.
**	Annuitant and joint Annuitant are assumed to be the same age.]

                         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY


[Symetra Financial 		Symetra Life Insurance Company
logo]				[Home Office: 777 108th Avenue NE, Suite 1200 | Bellevue, WA 98004-5135
				Phone 1-800-796-3872 | TTY/TDD 1-800-833-6388]|www.symetra.com]
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